Exhibit 23.3





               Consent of Independent Certified Public Accountants

The Board of Directors
T.View, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-3 to be filed by FOCUS Enhancements, Inc.of our report dated September 13, 1996, with respect to the balance sheets of T. View, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, which report appears in the Form 8-K/A-1 of FOCUS Enhancements, Inc., dated January 6, 1997.



                                                     KPMG Peat Marwick LLP

Portland, Oregon
November 14, 1997